EXHIBIT 99

                               AQUARION COMPANY

                              STOCK INCENTIVE PLAN

                        Effective as of April 26, 1994

                       and amended as of April 22, 1997


1.    Purpose



      The purpose of the Aquarion Company Stock Incentive Plan is to attract and retain persons of ability as employees of Aquarion Company and its subsidiaries, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the

      Company and its subsidiaries and provide further opportunities for stock ownership by such employees in order to increase their proprietary interest in Aquarion Company by providing incentive awards to Key

      Employees (including officers and directors who are also employees),

      whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries.  Such incentive awards may consist of

      Common Stock of Aquarion Company, or at the discretion of the Committee,

      other shares of stock of the Company convertible into such Common Stock,

      subject to such restrictions as the Committee may determine or as provided herein, performance units or stock appreciation rights payable in such stock or cash, or incentive or non-qualified stock options to purchase such stock, or any combination of the foregoing, as the

      Committee may determine.



2.    Definitions



      When used herein, the following terms shall have the following meanings:



      "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Restricted

      Stock, Stock or Performance Units, or any combination of the foregoing.

      "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.



      "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 11 to achieve the amount, if any, payable under the Plan upon the death of a Key Employee.



      "Board" means the Board of Directors of the Company.



      "Change of Control" shall be deemed to have occurred in the following circumstances unless the event in question has been approved in advance by the continuing directors:



      (a) The acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 but

      excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of beneficial ownership of 15 percent or more of the Company's then outstanding voting securities;



      (b) Commencement of a tender offer or exchange offer, pursuant to which shares of the Company's Stock are at any time purchased;



      (c) The first day on which less than two-thirds of the total membership of the Board of Directors of the Company are continuing directors; or

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      (d) Approval by shareholders of the Company of a merger, consolidation,

      liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

      "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.  (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)


      "Committee" means the Compensation Committee of the Board.


      "Company" means Aquarion Company, and its successors and assigns.


      "Continuing Director" means any director of the Company who either is a member of the Board of Directors on February 22, 1994 or is recommended or elected to the Company's Board of Directors by a majority of the continuing directors.



      "Fair Market Value" means, as of any date, the closing price for one share of Stock on the New York Stock Exchange Composite Tape or, if no

      sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.  If the Stock is not listed or admitted to trading on the New York Stock Exchange, the fair market value of the Stock shall be the closing price of one share of Stock on the principal national securities exchange which the Stock is listed or admitted to trading, or, if the Stock is not listed or admitted to trading on any national securities exchange, the closing price of one share of Stock as furnished by the National Association of

      Securities Dealers, Inc. through the National Association of Securities

      Dealers Automated Quotation System ("NASDAQ") or similar organization if

      NASDAQ is no longer reporting that information.  If the Stock is not quoted by any such organization, the fair market value of the Stock shall be determined in good faith by the Committee, or in the event of a

      Change of Control, the continuing directors.



      "Key Employee" means those employees (including any officer or director who is also an employee) of any Participating Company who, in the judgment of the Committee, are considered especially important to the future of the Company.



      "Option" means an option to purchase Stock, including Restricted Stock if the Committee so determines, subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan and may be an incentive stock option qualified under Section 422 of the Code or a non-qualified stock option.



      "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.



      "Performance Unit" means a performance unit subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.



      "Plan" means Aquarion Company Stock Incentive Plan, as the same may be amended, administered or interpreted from time to time.



      "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

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      "Right" means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.



      "Stock" means the Common Stock (no par value) of the Company.

      "Total Disability" means the complete and permanent inability of a Key

      Employee to perform all his or her duties under the terms of his or her employment with any Participating Company, as determined by the

      Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.



3.    Shares Subject to the Plan



      The aggregate number of shares of Stock which may be awarded under the

      Plan or subject to purchase by exercising an Option shall not exceed

      825,000 shares.  Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury.  The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an Option, in which event the maximum number of shares of Stock into which such stock may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares.  Shares subject to

      Options or Rights which are cancelled, forfeited or expire unexercised,

      or shares subject to Rights payable in Stock which are paid in cash shall again become available for award under the Plan.



4.    Grant of Awards and Award Agreements



      (a)  Subject to the provisions of the Plan, the Committee shall (i)

      determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii)

      determine the amount or number of shares of Stock, including Restricted

      Stock if the Committee so determines, subject to each Award; and (iv)

      determine the terms and conditions of each Award.




      (b)  Each Award granted under the Plan shall be evidenced by a written

      Award Agreement, in a form approved by the Committee.  Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and to such other terms and conditions as the

      Committee may specify.



5.    Stock Options and Stock Appreciation Rights



      (a)  With respect to Options and Rights, the Committee shall (i)

      authorize the granting of incentive stock options (within the meaning of

      Section 422 of the Code), nonqualified stock options, Rights or a combination of incentive stock options, nonqualified stock options and

      Rights; (ii) determine the number of shares of Stock subject to each

      Option or the number of shares of Stock that shall be used to determine the value of a Right; (iii) determine whether such Stock shall be

      Restricted Stock; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each

      Option may be canceled by the exercise of a Right; provided, however,

      that (A) no Option shall be granted after the expiration of five years from the effective date of the Plan, (B) the aggregate Fair Market Value

      (determined as of the date an incentive stock option is granted) of the

      Stock, disregarding any restrictions in the case of Restricted Stock,

      for which any Key Employee may be granted incentive stock options which are exercisable for the first time by such Key Employee in any calendar year under this Plan or any other plans of any Participating Company in any calendar year shall not exceed $100,000

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      (or such other limitation as may be required by Section 422(d) of the

      Code or any successor provision thereto), and (C) the number of shares of Stock which may be issued under Options or Rights granted under this

      Plan to any one individual in any fiscal year shall not exceed 100,000.



      (b)  The exercise period for a non-qualified stock option shall be ten years and one day from the date of grant, and the exercise period for an incentive stock option or Right, including any extension which the

      Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a Key Employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent

      Shareholder"), such period, including extensions, shall not exceed five years from the date of grant (to the extent such period is required under Section 422 of the Code for an incentive stock option).



      (c)  The Option or Right price per share shall be determined by the

      Committee at the time any Option is granted and shall be not less than

      (i) the Fair Market Value, or (ii) in the case of an incentive stock option granted to a Ten Percent Shareholder, 110 percent of the Fair

      Market Value (to the extent such limitation is required under Section

      422 of the Code for an incentive stock option but in neither event less than the par value) of one share of Stock, disregarding any restrictions in the case of Restricted Stock, on the date the Option is granted, as determined by the Committee.



      (d)  No part of any Option or Right may be exercised until the Key

      Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option or Right is granted as the Committee may specify, if any, and the Committee may further require exercisability in installments.



      (e)  Subject to Section 10(c), except as otherwise provided in the Plan,

      the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate,

      including Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price.



      (f)   (i) If a Key Employee has been granted an incentive stock option,

            and his or her employment terminates by reason of death while an employee of a Participating Company or Total Disability, then any such incentive stock options granted to such Key Employee may be exercised, (in the case of death by his or her estate or the person who acquires the incentive stock option by will or

            intestate succession and in the case of Total Disability by the

            Key Employee), to the extent that the incentive stock option was exercisable at the date of such termination, at any time, or from time to time, within twelve months after the date of the

            termination of his or her employment.



            (ii) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her incentive stock options,

            to the extent that the incentive stock option was exercisable at the date of such termination, at any time, or from time to time,

            within three months after the date of the termination of his or her employment.



      (g) If a Key Employee has been granted an Option other than an incentive stock option or a Right, and his or her employment with a Participating

      Company terminates, he or she may exercise his or her Option or Right in accordance with the following:

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            (i) If the termination occurs for any reason (including, without limitation, the sale of a subsidiary) other than death, retirement with consent of the Company or by reason of Total Disability, such

            Option or Right may be exercised, to the extent exercisable on the date of such termination on the earlier of (a) the date which is three months from the date of the Key Employee's termination of employment (even if such Key Employee is subsequently reemployed)

            or (b) the end of the exercise period specified in the Option or

            Right;



            (ii) If the termination occurs due to the Key Employee's

            retirement with the consent of the Company, the installments of such Key Employee's Option or Right shall continue to mature in the normal course as otherwise provided in the Option or Right and the Key Employee (or in the event of his or her death after the date of retirement, his or her estate or the person who acquires the Option or Right by will or intestate succession) shall have the right to exercise the Option or Right until the later of (a)

            three years after the date of such retirement or (b) in the event that death occurs during such three-year period, twelve months after the death of the Key Employee, but in no event later than the end of the exercise period specified in the Option or Right;



            (iii) If the termination occurs due to a Key Employee's retirement due to Total Disability, the Key Employee (or in the event of his or her death after the date of retirement, his or her estate or the person who acquires the Option or Right by will or intestate succession) shall have the right to exercise the Option or Right,

            to the extent it was exercisable on the date of such retirement due to Total Disability, until the later of (a) twelve months after the date of such retirement or (b) in the event that death occurs during such twelve-month period, twelve months after the death of the Key Employee, but in no event later than the end of the exercise period specified in the Option or Right; or



            (iv)  If the termination occurs due to a Key Employee's death, any

            Option or Right held by such Key Employee may thereafter be immediately exercised, to the extent then exercisable by his or her estate or the person who acquires the Option or Right by will or intestate succession until the earlier of (a) one year from the date of such death or (b) the end of the exercise period specified in the Option or Right.



      (h)  No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the optionee, an Option or Right shall be exercisable only by him or her.



      (i)  With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code and shall take all necessary steps to preserve such qualifications to the extent practicable.



      (j)  Upon exercise of a Right, the Key Employee shall be entitled,

      subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the

      Fair Market Value of a specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5 (k), be less than the Fair Market

      Value of such specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time the Right is granted.  Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify (A) in cash, (B) by the issuance or transfer of the Key Employee of whole shares of Stock, including

      Restricted Stock, with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock, at such time equal to any such excess, or (C) in a combination of cash and shares of Stock with a combined fair market value at such time equal to any such excess, all as determined by

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      the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of

      Stock, disregarding any restrictions in the case of Restricted Stock, at such time.  If and to the extent a Right is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing such portion of the value of the Right not paid in Stock shall again become available for award under the Plan.



      (k)  If under the terms of an Award the exercise of a Right will result in the cancellation of all or any portion of an unexercised Option, then the Option price per share of Stock must be used as the specified price in Section 5(j) to determine the value of the Right upon such exercise,

      and, in the event of the exercise of such Right, the Company's obligation in respect of such Option or such portion thereof will be discharged by payment of the Right so exercised.  In the event of such a cancellation, the number of shares as to which such Option was canceled shall become available for use under the Plan less the number of shares received by the optionee upon such cancellation.



      (l)  No share of Stock acquired by an exercise of an incentive stock option shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such share pursuant to such exercise.



6.    Performance Units



      (a)  The Committee shall determine a performance period (the

      "Performance Period") of not less than two nor more than five years and shall determine the performance objectives for Awards of Performance

      Units.  Performance objectives may vary from Key Employee to Key

      Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate.  Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.



      (b)  At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees eligible for

      Performance Units with respect to that Award period the range of dollar values, if any, which may be fixed or may vary in accordance with criteria specified by the Committee, which shall be paid to a Key

      Employee as an Award if the relevant measure of Company performance for the Award period is met.



      (c)  If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company or a Change of Control of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.



      (d)  If a Key Employee terminates service with all Participating

      Companies during a Performance Period because of death, Total

      Disability, retirement at age 65, or if at an earlier age, with the consent of the Company, or upon a significant event, as determined by the Committee, that Key Employee shall be entitled to an Award of

      Performance Units at the end of the Performance Period (i) based upon the performance objectives satisfied at the end of such period and (ii)

      prorated for the portion of the Performance Period during which the Key

      Employee was employed by any Participating Company; provided, however,

      the Committee may provide for an earlier payment in settlement of such

      Performance Units in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Key

      Employee.  If a Key Employee terminates service with all Participating


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      Companies during a Performance Period for any other reason, then such

      Key Employee shall not be entitled to any Award with respect to that

      Performance Period, but the Committee, in its sole and absolute discretion may provide otherwise.



      (e)  Each Performance Unit may be paid in whole shares of Stock,

      including Restricted Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the

      Committee shall determine, commencing as soon as practicable after the end of the relevant Performance Period.



7.    Restricted Stock



      (a)  Restricted Stock may be received by a Key Employee either as an

      Award or as the result of an exercise of an Option or Right or as payment for a Performance Unit.  Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted or on the date of exercise of the Option or Right and ending on such date as the

      Committee shall determine (the "Restriction Period").



      (b)  Except as otherwise provided in this Section 7, no shares of

      Restricted Stock received by a Key Employee shall be sold, exchanged,

      transferred, pledged, hypothecated or otherwise disposed of during the

      Restriction Period; provided, however, the Restriction Period for any

      Key Employee shall be deemed to end and all restrictions on shares of

      Restricted Stock shall lapse upon the Key Employee's death, Total

      Disability or retirement after attaining age 65 (or an earlier age with the consent of the Company, or upon a reorganization of the Company) or a Change of Control or, some significant event, as determined by the

      Committee.



      (c)  Unless the Committee, in its discretion determines otherwise, if a

      Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period (other than as provided in Section 7(b)), all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.



      (d)  The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the

      Restriction Period expires or until restrictions thereon otherwise lapse, and may require as a condition of any receipt of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.



      (e)  Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.



8.    Unrestricted Stock



      The Committee, in its sole and absolute discretion, may make Awards in the form of shares of stock which are not restricted in the hands of the participants who receive such Awards.  Such Awards may be made either in connection with any annual or longer term bonus program sponsored by the

      Company or an affiliate or in any other circumstances that the Committee deems appropriate.

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9.    Certificates for Awards of Stock



      (a)  Subject to Section 7(d), each Key Employee entitled to receive

      Stock under the Plan shall be issued a certificate for the shares of

      Stock.  Such certificate shall be registered in the name of the Key

      Employee, and shall bear an appropriate legend reciting the terms,

      conditions and restrictions applicable to such Award as described in

      Section 9(c) hereof.



      (b)  The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.



      (c)  All certificates for shares of Stock delivered under the Plan also shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  The foregoing provisions of this

      Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable.  In making such a determination, the Committee may rely upon an opinion of counsel for the

      Company.



      (d)  Except for the restrictions on Restricted Stock under Section 7,

      each Key Employee who receives an Award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.  No

      Key Employee awarded an Option, a Right, a Performance Unit payable in

      Stock, including Restricted Stock, or selected by the Committee to participate during a Performance Period for a Performance Unit payable in Stock, including Restricted Stock, shall have any right as a shareholder with respect to any shares subject to his or her Option

      Right or Performance Unit prior to the date of issuance to him or her of a certificate or certificates for such shares.




10.   Loans and Supplemental Cash Payments



      (a)  The Committee may provide for supplemental cash payments or loans to Key Employees at such time and in such manner as the Committee may determine in connection with Awards granted under the Plan.



      (b)  Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; provided, however, in no event shall the amount of such payment exceed (i) in the case of an Option,

      the excess of the Fair Market Value of the shares of Stock, disregarding any restrictions in the case of Restricted Stock, purchased through the

      Option on the date of exercise over the option price, or (ii) in the case of an Award of a Right, Performance Unit, or Restricted Stock, the

      value of the shares of Stock and other consideration issued in payment of such Award.



      (c)  In the case of loans, any such loan shall be evidenced by a written loan agreement or other instruments in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; provided, however, that the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under Section 483 of the Code.



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11.   Beneficiary



      (a)  Each Key Employee shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death.  A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior

      Beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be controlling;

      provided, however, that no designation, or change or revocation thereof,

      shall be effective unless received by the Committee prior to the Key

      Employee's death, and in no event shall it be effective as of a date prior to such receipt.



      (b)  If no such Beneficiary designation is in effect at the time of a

      Key Employee's death, or if no designated Beneficiary survives the Key

      Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the

      Plan upon his or her death.  If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such

      Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.



12.   Effect of Change of Control



      The Committee, in its discretion, may provide under the terms of any

      Award Agreement, either at the time of grant or at any time thereafter,

      that upon the occurrence of a Change of Control, all outstanding Options or Rights which are not then exercisable shall become immediately exercisable in full and all Restricted Stock shall become immediately vested.  Each Option shall, to the extent exercisable after giving effect to the prior sentence, have a limited right of surrender allowing the optionee to surrender that Option within the 30-day period following a Change of Control and to receive cash, in lieu of exercising the

      Option, in the amount by which the highest fair market value during the

      60 days preceding the date on which the Change of Control occurs of the number of shares of Stock covered by the option exceeds the option price for the shares of Stock covered by the Option.



13.   Withholding Taxes



      As a condition to exercise of any Option or Right, the vesting of

      Restricted Stock or payment of a Performance Unit hereunder

      (collectively, a "Realization Event"), the Company may, in its

      discretion, require a Key Employee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes

      (which for purposes of this Section 13 includes a Key Employee's FICA obligation) incurred by reason of the Realization Event.  Upon the occurrence of a Realization Event requiring tax withholding, a Key

      Employee may make a written election to have shares of Stock withheld by the Company from the shares otherwise to be received.  The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.  The acceptance of any such election by a Key Employee shall be at the sole discretion of the Committee.  In addition, subject to acceptance by the

      Committee, in its sole discretion, a Key Employee may make a written election to deliver to the Company previously owned shares, in either case to satisfy any additional federal, state or local income or other taxes applicable to the Key Employee and the particular transaction, up to the maximum marginal tax rates, whether in the case of a Realization

      Event in which taxability is immediate or in which taxability is deferred.  The number of shares so withheld and/or delivered shall have an aggregate Fair Market Value on the date withholding is required sufficient to satisfy the applicable withholding taxes or to satisfy taxes up to maximum marginal tax rate as and to the extent elected by a

      Key Employee.  Withholding provisions may

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      be instituted by the Company to the extent withholding is required in the future on the disposition of shares of Stock acquired upon the exercise of an incentive stock option.



14.   Administration of the Plan



      (a)  The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure.  Each member of the

      Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange

      Act of 1934 or successor rule or regulation and from and after the first meeting of shareholders at which directors are to be elected that occurs after July 1, 1994, the Committee shall contain at least two "Outside

      Directors" as that term is defined in Section 162(m) of the Code.



      (b)  The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and, all decisions,

      determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.



      (c)  The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.



      (d)  The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent.



      (e)  All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.



      (f)  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.  Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such cost or liability arises out of such member's or former member's own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.



      (g)  All elections, designations, requests, notices, instructions and other communications from a Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.



15.   Amendment or Discontinuance



      (a)  The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made, which would, without approval of the shareholders: (i) materially modify the eligibility requirements for receiving Awards; (ii) increase the total number of shares of Stock which may be issued pursuant to Awards, except as is provided for in accordance with Section 16 of the Plan; (iii) reduce the minimum grant price of any Award

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      except in accordance with Section 16 of the Plan; (iv) extend the period during which Awards may be granted; or (v) materially increase in any other way the benefits accruing to Key Employees.



      (b)  No amendment, suspension or termination of this Plan or any Award shall, without the Key Employee's consent, alter or impair any of the rights or obligations under any Award theretofore granted to a Key

      Employee under the Plan.



      (c)  The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of

      Awards meeting the requirements of future amendments to the Code or regulations promulgated thereunder.



      (d)  If and to the extent the provisions of Rule 16b-3 (as in effect on the date of adoption of the Plan by the Board) under the Exchange Act are amended to permit the amendment of stock incentive plans without compliance with the shareholder approval requirements presently set forth in Rule 16b-3(b), then the restrictions on the ability of the

      Board to amend the Plan set forth in Section 15(a) hereof shall terminate and the Board shall thereafter be empowered to amend the Plan without regard to such restrictions.




16.   Adjustments in Event of Change in Stock



      In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or any other major change in the Company's overall cost of equity or of capital or allowable rate of return on Stock equity, as prescribed by the appropriate governmental authority, or other event which could distort the implementation of the Plan or the realization of its objectives, the

      Company may make such adjustments in the Stock subject to Awards,

      including Stock subject to purchase by an Option, or the terms,

      conditions or restrictions on Stock or Awards as the Committee deems equitable.



17.   Miscellaneous



      (a)  Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any

      Participating Company or interfere in any way with the right of any

      Participating Company to terminate his or her employment at any time.

      No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees except as otherwise required by law, unless the Committee shall determine otherwise.  No Key Employee shall have any claim to an

      Award until it is actually granted under the Plan.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section

      7(d) with respect to Restricted Stock.



      (b)  Absence on leave approved by a duly constituted officer of the

      Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that, unless otherwise determined by the Committee, no Award may be granted to an employee while he or she is absent on leave.



      (c)  If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid



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      to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the

      Committee be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Company therefor.



      (d)  The right of any Key Employee or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered,

      either voluntarily or by operation of law, except as provided in Section

      11 with respect to the designation of a Beneficiary or as may otherwise be required by law.  If, by reason of any attempted assignment,

      transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Key Employee or his or her

      Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Key Employee or his or her Beneficiary, then the

      Committee may determine such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the

      Key Employee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Key Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.



      (e)  The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.



      (f)  The terms of the Plan shall be binding upon the Company and its successors and assigns.



      (g)  Captions preceding the sections hereof are inserted solely as a matter of convenience in no way define or limit the scope or intent of any provision hereof.



18.  Effective Date, Term of Plan and Shareholder Approval



      The effective date of the Plan shall be April 26, 1994, subject to approval by a majority of the Company's shareholders at their 1994

      Annual Meeting.  Notwithstanding anything in the Plan to the contrary,

      if the Plan shall have been approved by the Board prior to such Annual

      Meeting, Key Employees may be selected and Award criteria may be determined as provided herein subject to such subsequent shareholder approval.  No Awards shall be granted under the Plan more than five years after the date the Plan is adopted by the Company.



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